Alexander R. Giaquinto PhD
1004 Spanish Moss Trail
Naples, FL 34108

December 31, 2015

Gerry Crocker
CEO, CannaPharmaRX, Inc.
1 Collins Drive
Suite 100
Carneys Point, NJ 08069

Dear Gerry,

This letter is to inform you that, for purely personal reasons, I am resigning my position as Director, Board of Directors, CannaPharmaRx, Inc., effective immediately.

I want to thank you for the opportunity to serve on your Board and truly profited by my interactions with you, my fellow Board members and your staff. I wish all of you a very successful outcome in all your future endeavors.

Best regards,

Alexander R. Giaquinto PhD